Chanticleer Holdings Files Joint Status Report Regarding Mediation

CHARLOTTE, NC -- 12/19/13 -- Chanticleer Holdings, Inc. (NASDAQ: HOTR) (Chanticleer Holdings, or the "Company"), headquartered in Charlotte, North Carolina, today announced that the Company through its counsel, Stanley Wakshlag of Kenny Nachwalter, P.A., has filed on behalf of all parties a Joint Status Report in relation to a court ordered mediation that took place on December 10, 2013 regarding the class action suit (Case No.: 12-CV-81123-JIC) of Francis Howard v. Chanticleer Holdings, Inc., Michael D. Pruitt, Eric S. Lederer, Paul I Moskowitz, Keith Johnson, Mark Hezlett, and Creason & Associates, P.L.L.C.

On December 18, 2013, the parties came to an agreement in principal to a class-wide settlement, subject to negotiation and execution of definitive documentation and Court approval. Although other material provisions remain to be negotiated, the parties have agreed to a cash settlement of $850,000 of which $837,500 will be paid by the Company’s insurance carrier, XL Specialty Insurance Company, and $12,500 to be contributed by Creason & Associates, PLLC.

“We are pleased to have reached this agreement in principal and hope to negotiate and finalize documents within the next sixty days,” commented Mike Pruitt, CEO and President of Chanticleer Holdings.

About Chanticleer Holdings, Inc

Chanticleer Holdings (NASDAQ: HOTR) is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets and American Roadside Burgers Inc ("ARB"), a Charlotte, N.C. based chain. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of eight Hooters restaurants in its international franchise territories: Pretoria, Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; Budapest in Hungary; and Nottingham in the United Kingdom. ARB, purchased by Chanticleer Holdings on October 1, 2013, has a total of 5 casual restaurants -- 1 location in Smithtown, N.Y., 2 locations in Charlotte, N.C., 1 location in Columbia, S.C., and the newest location is in Greenville, S.C. The Company also owns a majority interest in JF Restaurants, LLC and JF Franchising Systems, LLC, a fresh food-focused casual dining establishment with 5 restaurant locations.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," “hope” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Press Information:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com